EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leland F. Bunch, III, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7 (the “Exchange Act periodic reports”);

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, U.S. Bank National Association, as Trustee, U.S. Bank National Association, as Certificate Administrator, U.S. Bank National Association, as Custodian, Pentalpha Surveillance LLC, as Trust Advisor, Wells Fargo Bank, National Association, as Primary Servicer for the Aviare Place Apartments Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Aviare Place Apartments Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Aviare Place Apartments Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Aviare Place Apartments Mortgage Loan, Pentalpha Surveillance LLC, as Trust Advisor for the Aviare Place Apartments Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Aviare Place Apartments Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Aviare Place Apartments Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for The Mall of New Hampshire Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for The Mall of New Hampshire Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for The Mall of New Hampshire Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Mall of New Hampshire Mortgage Loan, Pentalpha Surveillance LLC, as Trust Advisor for The Mall of New Hampshire Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Mall of New Hampshire Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Charles River Plaza North Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the Charles River Plaza North Mortgage Loan prior to August 6, 2021, Situs Holdings, LLC, as Special Servicer for the Charles River Plaza North Mortgage Loan on and after to August 6, 2021, Wells Fargo Bank, National Association, as Trustee for the Charles River Plaza North Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Charles River Plaza North Mortgage Loan, Pentalpha Surveillance LLC, as Trust Advisor for the Charles River Plaza North Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Charles River Plaza North Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the 261 Fifth Avenue Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 261 Fifth Avenue Mortgage Loan, U.S. Bank National Association, as Trustee for the 261 Fifth Avenue Mortgage Loan, U.S. Bank National Association, as Custodian for the 261 Fifth Avenue Mortgage Loan, Pentalpha Surveillance LLC, as Trust Advisor for the 261 Fifth Avenue Mortgage Loan, and CoreLogic Solutions, LLC, as Servicing Function Participant for the 261 Fifth Avenue Mortgage Loan.

Dated: March 21, 2022

/s/ Leland F. Bunch, III

Chief Executive Officer and President

(senior officer in charge of securitization of the depositor)